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                                                                   EXHIBIT 10.76



                                                                   March 5, 1999

                                    SUBLEASE

                                    ARTICLE I

                                 REFERENCE DATA


       1.1      SUBJECTS REFERRED TO.

       Each reference in this Sublease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

Date of Sublease:                   March 5, 1999.

Sublandlord:                        The Pioneer Group, Inc.

Sublandlord's Address:              60 State Street
                                    Boston, Massachusetts 02109

Sublandlord Representative: Ms. Diane Benson

Subtenant:                          Leerink Swann & Company

Subtenant's Address:                60 State Street
                                    Boston, Massachusetts 02109

Subtenant Representative:           Mr. Jeffrey A. Leerink

Overlandlord:                       Trustees of 60 State Street Trust under
                                    Declaration of Trust dated September 10,
                                    1970 and recorded with Suffolk Deeds in
                                    Book 8389, Page 286, as amended by First
                                    Amendment dated as of December 23, 1988, recorded with said Deeds in Book 15258, Page 66.

Overlandlord's Address:             c/o CC&F Asset Management Company, Inc.
                                    60 State Street
                                    Boston, Massachusetts 02109

Overlease:                          Lease dated July 3, 1991 between
                                    Overlandlord as Landlord and Sublandlord as Tenant, a (redacted) copy of which is attached hereto as Exhibit A, consisting of the





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                                    original lease between Overlandlord and
                                    Sublandlord dated July 3, 1991, as
                                    heretofore amended (as redacted) and (ii) the Sixth Amendment to Lease dated October 5, 1998. Sublandlord represents that (a) the redacted portions of Exhibit A and (b) the First, Second, Third, Fourth and Fifth Amendments to the Overlease do not affect the terms of the Overlease applicable to Subtenant.

Subleased Premises:                 That entirety of Sublandlord's Floor 15
                                    Premises under the Overlease as described in the Sixth Amendment to the Overlease and shown on Exhibit B attached hereto, containing approximately 22,407 rentable square feet of space and up to fifteen (15) non-reserved parking spaces in the Building garage, according to the current market rates and terms provided for parking, as referenced in the Sixth Amendment to the Overlease.

Commencement Date:                  April 1, 1999.

Term Expiration Date:               March 31, 2002, or as specified in
                                    accordance with Section 2.3 hereinbelow.

Annual Fixed Rent:                  The Annual Fixed Rent shall be $27.00 per
                                    rentable square foot. Subtenant shall pay additional rent for the Subleased Premises on the same terms and conditions as provided in the Overlease for the initial Premises, which additional rent is currently estimated at $13.47 per rentable square foot.

Permitted Uses:                     All uses permitted in the Overlease.


         1.2      EXHIBITS.

         The exhibits listed below in this section are incorporated in this Sublease by reference and are to be construed as part of this Sublease:

                  EXHIBIT A         Overlease

                  EXHIBIT B         Floor Plan of Subleased Premises




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                                   ARTICLE II

                           SUBLEASED PREMISES AND TERM

         2.1 SUBLEASED PREMISES. Subject to and with the benefit of the provisions of this Sublease, Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant subleases the Subleased Premises from Sublandlord.

         The Subleased Premises are subleased in their condition "as is" on the Commencement Date. Subtenant accepts the Subleased Premises in such condition.

         Sublandlord further grants Subtenant the right to use, as appurtenant to the Subleased Premises and in accord with the provisions of Article II,
Section 2.2 of the Overlease, attached hereto as Exhibit A, the Common Facilities described therein. Sublandlord also grants Subtenant the right to occupy up to fifteen (15) parking spaces at the current market rates charged from time to time by Overlandlord for market rate parking in the Building garage.

         2.2 TERM. To have and to hold beginning on the Commencement Date and continuing until the Term Expiration Date (the "Term").

         2.3 EARLY ACCESS. Sublandlord shall use commercially reasonable efforts to assist Subtenant to gain access to the Subleased Premises prior to the Commencement Date in order to enable Subtenant to install its wiring and cabling to the mechanical closet in the Premises; notwithstanding the foregoing, the inability of Subtenant to gain early access shall not modify the terms and provisions of this Sublease.


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                                   ARTICLE III

                                      RENT

         3.1 ANNUAL FIXED RENT. Commencing on the Commencement Date, Subtenant shall pay the Annual Fixed Rent on a monthly basis at the times specified in the Overlease, except that Subtenant shall pay the Annual Fixed Rent to Sublandlord. Notwithstanding the foregoing provisions of this Section 3.1, Sublandlord and Subtenant agree that Subtenant shall be entitled to an abatement of the monthly installment for Annual Fixed Rent for the following monthly periods: (a) April 1999, (b) December 2001 and (c) January, February and March 2002 (each individually an "Abatement Period" and collectively the "Abatement Periods"), subject to the following provisos:

         (1) Subtenant shall continue to be liable during all time periods during the Term (including all Abatement Periods) for Operating Expenses and Real Estate Taxes as set forth in Sections 3.2 and 3.3 hereof, and

         (2) In the event that Subtenant shall, at any time during the Term hereof, default after the expiration of applicable notice and grace periods (as set forth in the Overlease) on any terms and conditions of this Sublease, the abatement of Annual Fixed Rent set forth in this sentence shall become null and void and Subtenant shall thereupon owe to Sublandlord the full amount of all installments of Annual Fixed Rent for all Abatement Periods.

         3.2      ADJUSTMENTS FOR OPERATING EXPENSES. Under Article II, Section
2.6 of the Overlease, Sublandlord is required to pay "Operating Expenses Allocable to the Premises," as defined therein. Subtenant shall pay Sublandlord as Additional Rent that portion of the Operating Expenses Allocable to the Premises that is attributable to the Subleased Premises (the "Operating Expenses Allocable to the Subleased Premises") during periods of time included in the Term. Commencing on the Commencement Date, Subtenant shall pay such amount in advance on the first calendar day of each month included in the Term. Any surplus shall be promptly refunded to Subtenant and any deficit in such payment shall be promptly paid by Subtenant after the Overlandlord finally determines the amounts payable by the Sublandlord under the Overlease.

         3.3      ADJUSTMENTS FOR REAL ESTATE TAXES. Under Article II, Section
2.7 of the Overlease, Sublandlord is required to pay "Landlord's Tax Expenses Allocable to the Premises," as defined therein. Subtenant shall pay Sublandlord as Additional Rent the Subtenant's Percentage Share of Landlord's Tax Expenses Allocable to the Premises (the "Landlord's Tax Expenses Allocable to the Subleased Premises") during periods of time included in the Term. Commencing on the Commencement Date, Subtenant shall pay such amount in advance on the first calendar day of each month included in the Term. Any surplus shall be promptly refunded to Subtenant and any deficit in such payment shall be promptly paid


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by Subtenant after the Overlandlord finally determines the amounts payable by the Sublandlord under the Overlease.

         3.4 PAYMENT. All payments of Annual Fixed Rent, Operating Expenses Allocable to the Subleased Premises and Landlord's Tax Expenses Allocable to the Subleased Premises shall be made to Sublandlord by wire transfer or to such other address as Sublandlord may designate by notice to Subtenant from time to time.


                                   ARTICLE IV

                     SUBLANDLORD'S COVENANTS AND WARRANTIES

         4.1 SUBLANDLORD'S OBLIGATIONS. Sublandlord shall make reasonable efforts to cause Overlandlord to fulfill its obligations set forth in the Overlease with respect to the Subleased Premises.

         4.2. OVERLEASE. The copy of the Overlease attached hereto as Exhibit A is complete, true and accurate. Except as shown on Exhibit A, the Overlease has not been modified, amended or terminated and is in full force and effect. Sublandlord is not in default under the Overlease, nor has Sublandlord done or failed to do anything which with notice, the passage of time or both could ripen into a default. To Sublandlord's knowledge, Overlandlord is not in default under any of its obligations under the Overlease.

         4.3 QUIET ENJOYMENT. Upon payment of the rent and performance of and compliance with the covenants, terms and conditions upon Subtenant's part to be performed and complied with hereunder, Subtenant shall lawfully, peacefully and quietly have, hold, occupy and enjoy the Subleased Premises during the Term without hindrance or molestation by Sublandlord or any persons lawfully claiming by, through or under Sublandlord, subject to the terms and conditions of this Sublease and the Overlease.


                                    ARTICLE V

                              SUBTENANT'S COVENANTS

         Subtenant covenants during the Term and such further time as Subtenant occupies any part of the Subleased Premises:

         5.1 SUBTENANT'S PAYMENTS. Subtenant shall pay all Annual Fixed Rent, Operating Expenses Allocable to the Subleased Premises and Landlord's Tax Expenses Allocable to the Subleased Premises when due. Subtenant shall also pay all costs of utilities furnished to the Subleased Premises.



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         5.2      MAINTENANCE AND REPAIR. Subtenant shall maintain the Subleased
Premises in the condition required by the Overlease.

         5.3      OCCUPANCY AND USE.

                  (a) Subtenant shall not use the Subleased Premises for any uses other than the Permitted Uses, and shall not make any use of the Subleased Premises which is prohibited by any applicable law, ordinance, code, regulation, license, permit, variances or governmental order.

                  (b) It is acknowledged and agreed that Overlandlord is responsible for causing the Building Common Areas (i.e. not including Premises) to comply with Boston Fire and Building Codes and ADA Guidelines. Subtenant shall not make alterations, additions or renovations to the Subleased Premises ("Subtenant Work") except in accordance with plans and specifications therefor ("Subtenant's Plans") first approved by Sublandlord and Overlandlord with respect to any of the work on such plans which (i) might adversely affect any structural or exterior element of the Building, any area outside of the Subleased Premises or any Building systems, or (ii) will require unusual expense to readapt the Subleased Premises to normal office use on Sublease expiration or termination or increase the cost of insurance or taxes on the Building or of any services provided to the Building. Within twenty
         (20) business days after delivery to Sublandlord and Overlandlord of Subtenant's Plans, or within ten (10) business days after delivery to Sublandlord and Overlandlord of any revisions to Subtenant's Plans, Sublandlord and Overlandlord shall provide Subtenant with notice of their approval or disapproval of Subtenant's Plans or such revisions, as appropriate. If Sublandlord and Overlandlord fail to so notify Subtenant within said twenty (20) business day period or ten (10) business day period, as appropriate, and if such failure shall continue for seven (7) additional business days after notice from Subtenant, Sublandlord and Overlandlord shall be deemed to have approved Subtenant's Plans. In the case of disapproval, Sublandlord or Overlandlord's notice shall specify in detail the part of Subtenant's Plans which are being disapproved and the reasons therefor. No review or approval by Sublandlord or Overlandlord of Subtenant's Plans shall be deemed an acknowledgment, representation or warranty by Sublandlord or Overlandlord that Subtenant's Plans comply with the requirements of applicable law or sound design, architectural and engineering standards, nor shall such review or approval relieve Subtenant of any obligation or liability with respect to Subtenant's Plans or the Subtenant Work.

                  Before starting the Subtenant Work, Subtenant shall: secure all licenses and permits necessary therefor; cause each contractor to carry worker's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees; cause its general contractor to carry commercial general liability insurance and property damage insurance with a combined single limit of not less than


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         $3,000,000.00 and cause each subcontractor to carry commercial general liability insurance and property damage insurance with a combined single limit of not less than $2,000,000.00 (all such insurance to be subject to the additional requirements as described in Article III,
         Section 3.5 of the Overlease, and to include as additional insureds the Sublandlord and Subtenant), and to deliver to Sublandlord and Overlandlord certificates of all such insurance and renewals thereof.

                  Subtenant agrees to pay promptly when due the entire cost of any Subtenant Work and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attached to the Subleased Premises or the Property and immediately to discharge or cause to be bonded off any such liens which may so attach and, at the request of Sublandlord or Overlandlord, to deliver to Sublandlord or Overlandlord security satisfactory to Sublandlord or Overlandlord protecting Sublandlord or Overlandlord against liens arising out of the furnishing of such labor and material. In the event Subtenant fails to discharge or cause to be bonded off any such liens, the Sublandlord or Overlandlord shall have the right, but not the obligation, to pay and discharge any such lien after ten (10) days prior notice to Subtenant of its intent to pay and discharge any such lien, and Subtenant shall promptly reimburse Sublandlord or Overlandlord for all reasonable costs incurred by Sublandlord or Overlandlord in connection therewith.

                  (c) Subject to Sublandlord's approval (not to be unreasonably withheld or delayed) and to Overlandlord's approval, Subtenant shall have the right to place its corporate sign or logo in the lobby of the Premises and Subtenant's name on the Building directory in the main Building lobby, all such signage and installations to be at Subtenant's sole cost and expense.

         Sublandlord agrees to exercise Sublandlord's rights under Section 2.2.2 of the Overlease to the extent that such exercise may facilitate Subtenant's carrying out of the matters covered by this Section 5.3(c).

         5.4      ASSIGNMENT AND SUBLETTING. Subject to the provisions of this
Section 5.4, Subtenant shall have the right to sub-sublease all or part of the Subleased Premises to a third party subject to the prior reasonable consent of Sublandlord and subject to the prior consent of Overlandlord:

         With respect to any sub-sublease agreement entered into by and between Subtenant and a third party:

         (a) If the aggregate rent received by Subtenant from such third party exceeds the aggregate rent paid by Subtenant hereunder respecting the same premises, Subtenant shall (a) first deduct its reasonable costs and expenses, including, without limitation, marketing expenses (including brokerage commissions and advertising expenses), legal


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         fees, expenses of preparing such space for sub-subletting and costs for tenant improvements as reasonably amortized by Subtenant over a period no less than the initial term of the applicable sub-sublease and (b) pay to Sublandlord, as additional rent, 100% of the remaining excess rent received, if any; and

         (b) Notwithstanding any sub-sublease agreement, Subtenant shall continue to remain liable as a primary obligor under this Sublease.

         5.5 INDEMNIFICATION. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of or in connection with Subtenant's use and possession of the Subleased Premises (including, without limitation, any damages to or around the Subleased Premises or the Building caused by Subtenant's Work), or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Overlease to be performed by Subtenant hereunder.


                                   ARTICLE VI

                               CASUALTY AND TAKING

         6.1 TERMINATION OF OVERLEASE. In the event that during the Term, all or any part of the Subleased Premises are destroyed or damaged by fire or other casualty or taken by eminent domain, and either Sublandlord or Overlandlord terminates the Overlease pursuant to its terms because of such damage, destruction or taking, then this Sublease shall likewise terminate on the same date that the Overlease terminates. Sublandlord shall give Subtenant prompt notice of such termination and the date on which it shall occur. In the event that during the Term, all or any part of the Subleased Premises are destroyed or damaged by fire or other casualty to such an extent that such damage or destruction could not be restored (in a manner which would not have any material adverse effect on Subtenant's business operations) within ninety
(90) days of the date of such casualty, then Subtenant shall have the right, exercisable by notice given within fifteen (15) days of the date of such casualty, to terminate this Sublease.

         6.2 REPAIR AND RESTORATION. In the event any such damage, destruction or taking of the Subleased Premises occurs and this Sublease is not terminated pursuant to Section 6.1 above, then Sublandlord shall cause Overlandlord to repair and restore the Subleased Premises as required by the terms of the Overlease. A just proportion of the Annual Fixed Rent, Operating Expenses Allocable to the Subleased Premises, Landlord's Tax Expenses Allocable to the Subleased Premises and any other additional rent hereunder shall be abated until Overlandlord shall have put the Subleased Premises or what may remain thereof into proper condition for use and occupancy, and in the case of a taking which permanently reduces the area of the Subleased Premises, a just proportion of such rent shall be abated for the remainder of the Term.


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

         6.3 RESERVATION OF AWARD. Any and all rights to receive awards made for damages to the Subleased Premises and the leasehold hereby created accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, are reserved to Sublandlord and Overlandlord. Subtenant hereby releases and assigns to Sublandlord and Overlandlord all Subtenant's rights to such award and covenants to deliver such further assignments and assurances thereof as Sublandlord or Overlandlord may from time to time request.


                                   ARTICLE VII

                                    OVERLEASE


         7.1 SUBLEASE SUBJECT TO OVERLEASE. This Sublease is subject to the Overlease. Subject to this Section 7.1, all terms and conditions of the Overlease, attached as Exhibit A, are incorporated into and made a part of this Sublease as if Sublandlord were the landlord thereunder and Subtenant were the tenant. Sublandlord represents that (a) the redacted portions of Exhibit A and
(b) the First, Second, Third, Fourth and Fifth Amendments to the Overlease do not affect the terms of the Overlease applicable to Subtenant. In case of conflict between the incorporated provisions of the Overlease and the remaining provisions of this Sublease, the latter shall control. Subtenant assumes and agrees to perform the tenant's obligations under the Overlease during the Term, except that the obligation to pay rent or other amounts to Overlandlord under the Overlease shall not be an obligation of Subtenant, and Subtenant shall instead pay the rent under this Sublease. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Overlease. Overlandlord has covenanted under the Overlease to perform repairs and maintenance and provide services pursuant to the Overlease. Sublandlord shall exercise due diligence in attempting to cause Overlandlord to perform its obligations under the Overlease for the benefit of Subtenant. In addition, if Overlandlord defaults in its obligations under the Overlease to maintain the Subleased Premises or to furnish services to the Subleased Premises and such default materially interferes with Subtenant's use and enjoyment of the Subleased Premises, Sublandlord authorizes Subtenant to deal directly with Overlandlord regarding such default. Sublandlord agrees to perform all of the obligations of Sublandlord (as Tenant) under the Overlease, except those agreed to be performed by Subtenant hereunder; Subtenant shall have the right but not the obligation to cure any Sublandlord default (as Tenant) under the Overlease. During the Term of the Sublease, Sublandlord will, upon Subtenant's request, exercise due diligence in attempting to obtain rent abatement from Overlandlord when such abatement is available under the terms of the Overlease. Subtenant shall be entitled to rent abatement under this Sublease to the extent the amount of any rent abatement received by Sublandlord under the Overlease relates to the Subleased Premises.


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         If the Overlease terminates as a result of a default or breach of
Sublandlord or Subtenant under this Sublease and/or the Overlease, then the defaulting party shall be liable to the non-defaulting party for the direct damage suffered as a result of such termination. Sublandlord covenants not to commit or suffer any act or omission that will violate the Overlease. Neither Sublandlord nor Subtenant shall be liable to the other under this Section 7.1 of any indirect, special or consequential damages, including business interruption or lost profits.

         7.2 EXCLUDED OBLIGATIONS. Notwithstanding anything to the contrary herein, the incorporated provisions of the Overlease are amended or qualified as follows:

                  (a) Sublandlord shall not be liable under any circumstances for a loss of or injury to property, or interference with Subtenant's business, however occurring, incidental to any failure to furnish any utilities or services.

                  (b) Sublandlord shall have no responsibility to perform or construct (or to pay the cost of performing or constructing) any repair, maintenance or improvement in or to the Subleased Premises.

                  (c) Except as expressly set forth in Section 3.1 hereof, Rent shall be abated under this Sublease only to the extent that Sublandlord receives a corresponding rent abatement under the Overlease.

                  (d) Wherever the Overlease grants to Sublandlord a grace or cure period, the corresponding grace or cure period under this Sublease shall be two (2) business days shorter in duration.

         The parties acknowledge that Sublandlord's ability to satisfy certain of its obligations to Subtenant under this Sublease is contingent upon the full and timely performance of Overlandlord's obligations under the Overlease. The parties further acknowledge that, while Sublandlord will use reasonable efforts to cause Overlandlord to perform its obligations under the Overlease, Sublandlord will not be liable to Subtenant for any breach of Sublandlord's obligations under this Sublease, nor shall such breach diminish Sublandlord's rights hereunder, where the same is caused by or attributable to the failure of Overlandlord to perform its obligations under the Overlease.

         7.3 OVERLANDLORD'S RIGHTS. Overlandlord shall have all rights with respect to the Subleased Premises which it has reserved to itself as landlord under the Overlease.

         7.4 TERMINATION OF OVERLEASE. In the event that Overlandlord terminates the Overlease pursuant to its terms or the Overlease otherwise terminates or expires, this Sublease shall likewise and simultaneously terminate.



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                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Subtenant, at Subtenant's Address or such other address as Subtenant shall have last designated by notice in writing to Sublandlord and, if to Sublandlord, at Sublandlord's Address or such other address as Sublandlord shall have last designated by notice in writing to Subtenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand.

         Copies of any notices (default or otherwise) received from, or given to, the Overlandlord and pertaining to the Subleased Premises will be provided to the Subtenant by Sublandlord.

         8.2 ESTOPPEL CERTIFICATE. Upon not less than 15 days prior notice by the requesting party, either party shall execute, acknowledge and deliver to the other a statement in writing, addressed to such person as the requesting party shall designate, certifying (a) that this Sublease is unmodified and in full force and effect, (b) the dates to which Annual Fixed Rent, Operating Expenses Allocable to the Subleased Premises, Landlord's Tax Expenses Allocable to the Subleased Premises and additional rent have been paid, and (c) that the requesting party is not in default hereunder (or, if in default, specifying the nature of such default in reasonable detail). Any such certificate may be relied upon by the person to which it is addressed as to the facts stated therein.

         8.3 BROKERAGE. Subtenant and Sublandlord mutually represent and warrant that they have dealt with no broker in connection with this transaction, other than Fallon Hines & O'Connor (the "Broker"); Sublandlord shall be responsible for paying the fee to Broker pursuant to a separate agreement. Subtenant and Sublandlord each agrees to defend, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent other than Broker with respect to the indemnifying party's dealings in connection with this Sublease.

         8.4. APPLICABLE LAW AND CONSTRUCTION. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Sublease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Sublease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties.


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

         There are no oral or written agreements between Sublandlord and Subtenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Sublandlord and Subtenant.

         The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Sublease.

         Unless repugnant to the context, the words "Sublandlord" and "Subtenant" appearing in this Sublease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Sublease upon Subtenant shall be joint and several.

         Any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Overlease.

         8.5 CONSENT BY OVERLANDLORD. This Sublease is conditioned upon procuring the consent of Overlandlord to this Sublease in accordance with the Overlease (the "Consent"), and the Sublandlord and Subtenant shall cooperate with each other in seeking Overlandlord's Consent. If Consent is withheld, this Sublease shall terminate upon the delivery of written notice to Sublandlord and Subtenant that Overlandlord's Consent will not be given. If this Sublease is so terminated: (i) all consideration previously paid by Subtenant to Sublandlord on account of this Sublease shall be returned to Subtenant; and (ii) the parties thereupon shall be relieved of any further liability or obligation under this Sublease, except for those liabilities or obligations which have accrued and remain unperformed as of the date this Sublease is so terminated.

         Sublandlord agrees that the request for Overlandlord's consent shall include the following matters (provided Sublandlord does not guarantee that Overlandlord's consent shall cover all such matters):

         a.       Sublandlord is in possession of the Subleased Premises.
         b.       The Overlease is in full force and effect and has not been modified, except for the six specified amendments.
         c.       Neither Overlandlord nor Sublandlord is in default under the
                  Overlease.
         d. There are no offsets or defenses existing which Overlandlord has against the enforcement of the Overlease by Sublandlord.
         e. Overlandlord's interest in the Overlease and in any trade fixtures, inventory, furniture, machinery, equipment or other personal property located on the Subleased Premises has not been assigned, pledged or transferred. Overlandlord has not received any notice that Sublandlord's interest in the Subleased Premises has been assigned, pledged or transferred.


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

         f. Overlandlord has not received any notice from any governmental agency or authority or any violation of applicable law relating to the Subleased Premises.
         g. There are no legal proceedings pending or threatened relating to the Subleased Premises.

         8.6 STORAGE SPACE. Sublandlord and Subtenant acknowledge that storage space may be available in the parking garage of the Building provided however (a) that Sublandlord makes no representations and warranties regarding the availability of such storage space and is not leasing any such storage space to Subtenant pursuant to this Sublease and (b) Subtenant shall deal directly with Overlandlord as to the potential availability (and rental) of such storage space.

         8.7 ELECTRICITY. Sublandlord and Subtenant acknowledge and agree that Subtenant shall be solely responsible for the cost of all electricity utilized in the Premises. If and to the extent the Premises are not currently separately metered for electrical usage, Subtenant shall cause an electrical meter to be installed prior to the Commencement Date at Subtenant's sole cost and expense. All of such installation by Subtenant shall be subject to the terms and conditions of Section 5.3 hereof and the applicable provisions of the Overlease.

         8.8 CERTAIN LIMITATIONS. In no event shall Subtenant be liable for any indirect or consequential damages; provided that this clause is not intended to deprive Sublandlord of any of the rights and remedies available to it under
Article VII of the Overlease (as incorporated into this Sublease).


         EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

         SUBLANDLORD:

         The Pioneer Group, Inc.



         By: /s/ Stephen G. Kasnet
             Name: Stephen G. Kasnet
             Title: Executive Vice President
                    hereunto duly authorized

         SUBTENANT:

         Leerink Swann & Company



         By: /s/ Peter Flynn
             Name: Peter Flynn
             Title: Chief Legal Officer
                    hereunto duly authorized

                                    EXHIBIT A

         The following is the Overlease, as defined in Article I, Section 1.1.

         The following provisions of the Overlease are to be treated as redacted, and are not incorporated into this Sublease:

         2.1.2  -       [Intentionally omitted]
         2.1.3  -       Options to Expand - Premises
         2.1.4  -       Rights of First Offer
         2.1.5  -       Rights of First Refusal
         2.1.6  -       Landlord's Recapture of Floor 18
         2.2(a) -       Rights to Use Common Facilities
         2.2.1  -       Parking
         2.4    -       Term and Commencement Date
         2.5    -       Monthly Fixed Rent Payments (redacted portions only)
         Article III -  Construction
         4.1.2  -       Additional Building Operation Services
         4.1.8  -       The Bay Club
         4.1.11 -       Restrictions on Landlord
         4.1.12 -       Building Management
         4.4    -       Redecoration
         8.16   -       Brokerage
         8.17   -       Arbitration
         Article IX -   Priority of Lease; Rights of Institutional Mortgagee
         Exhibit D -    Exceptions to Priority of Tenant's Rights
         Exhibit E -    Base Building Improvements
         Exhibit F -    Construction Schedule
         Exhibit G -    List of Engineers, Consultants, Contractors, and
                        Subcontractors
         Exhibit H -    Landlord's Work
         Exhibit I -    Plans and Schedule for Landlord's Work
         Exhibit K -    Arbitration Methodology
         Exhibit M -    Existing Leases
         Exhibit N -    Consultant's Budget
         First Amendment to the Overlease
         Second Amendment to the Overlease
         Third Amendment to the Overlease
         Fourth Amendment to the Overlease
         Fifth Amendment to the Overlease

                                    EXHIBIT B

                        Floor Plan of Subleased Premises



                       [Floor Plan Intentionally Omitted]